Exhibit 5.1

FORM OF ARTHUR COX OPINION

[Letterhead of Arthur Cox]

•  2011

To:	Board of Directors	Gibson, Dunn & Crutcher LLP
	TBS International PLC	200 Park Avenue
	Arthur Cox Building	New York, NY 10166
	Earlsfort Terrace	USA
Dublin 2
Ireland

Re:	TBS International plc
Form S-1 Registration Statement dated [ ] February 2011

Dear Sirs,

1.                                       Basis of Opinion

1.1                                 We are acting as Irish counsel to TBS International plc, a public company limited by shares, incorporated under the laws of Ireland under registration number 476578, with its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland (the “Company”) and give this opinion at the request and with the consent of the Company in connection with the registration statement on Form S-1 (the “Registration Statement”), to be filed with the United States Securities and Exchange Commission (the “SEC”) on or around the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).  We refer in particular to the registration of:

(a)                                  the distribution to holders of the Company’s ordinary shares of non-transferable subscription rights to purchase up to 313,023 Series A Preference Shares with a nominal value of US$0.01 each of the Company (the “Rights”) pursuant to the Registration Statement;

(b)                                 313,023 Series A Preference Shares with a nominal value of US$0.01 each of the Company (the “Preferred Shares”) that may be issued pursuant to the Registration Statement in connection with the Company’s distribution to holders of its ordinary shares of the Rights (the “Rights Offering”); and

(c)                                  Class A ordinary shares with a nominal value of US$0.01 each of the Company (the “Ordinary Shares”), issuable upon conversion of the Preferred Shares;

(collectively, the “Shares”).

1.2                                 This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3                                 This Opinion is also strictly confined to:

(a)                                  the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)                                 the documents listed in the schedule to this Opinion (the “Documents”); and

(c)                                  the searches listed at 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares, other than the Documents.

1.4                                 For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Documents.

1.5                                 For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on [  ] February 2011:

(a)                                  on the file of the Company maintained by the Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator;

(b)                                 in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)                                  in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

1.6                                 This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

1.7                                 References in this Opinion to the “Companies Acts” means the Companies Act 1963-2005, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, the Companies (Amendment) Act 2009 and the Companies (Miscellaneous Provisions) Act 2009, all enactments which are to be read as one with, or construed or read together with or as one with such acts and every statutory modification and re-enactment thereof for the time being in force.

2.                                       Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                                 The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Rights, the Preferred Shares and the Ordinary Shares issuable upon conversion of the Preferred Shares;

2.2                                 The Rights Offering has been duly authorized by the Company and when the Registration Statement has been declared effective by order of the SEC, the offer and issue of the Rights and the Preferred Shares by the Company will not violate any existing law or regulation of Ireland or the memorandum and articles of association of the Company and will not be subject to any pre-emption or similar rights under the articles of association of the Company or otherwise under Irish law, except such as have or will be validly waived or disapplied;

2.3                                 When the Preferred Shares are allotted and issued pursuant to the terms of the Rights Offering as set out in the Registration Statement, the Preferred Shares shall be validly issued, fully paid up and non-assessable (which term means that no further sums other than the subscription price are required to be paid by the holders thereof in connection with the issue of such Preferred Shares);

2.4                                 When the Ordinary Shares are allotted and issued pursuant to the conversion of the Preferred Shares, in accordance with the terms of those Preferred Shares, the Ordinary Shares shall be validly issued, fully paid up and non-assessable (which term means that no further sums other than the subscription price are required to be paid by the holders thereof in connection with the issue of such Ordinary Shares).

3.                                       Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1                                 that when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined;

3.2                                 that any Shares issued under the Registration Statement will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of cash at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue;

3.3                                 that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.4                                 that the Company currently has sufficient authorised but unissued share capital to issue the required number of Preferred Shares and the Ordinary Shares issuable upon conversion of the Preferred Shares and will continue to keep available sufficient authorised but unissued share capital for so long as is necessary to satisfy the issue of the required number of Shares and shall not take any action and shall refrain from taking any action, which would prevent sufficient authorised but unissued share capital being available to satisfy the issue of the required number of Shares;

3.5                                 that the issue of the Shares in connection with the Registration Statement (including the issue of the Ordinary Shares upon conversion of the Preferred Shares) will be conducted in accordance with the terms and the procedures described in the memorandum and articles of association of the Company, the Companies Acts, the Registration Statement, the Certificates of Designation and the terms of issue of such Shares, including the requirement that such Shares not be issued, or deemed to be issued, for consideration less than the nominal value of the Shares;

3.6                                 that the issue of the Shares is not an “offer of securities to the public” or “public offer” which would require the preparation or distribution of a prospectus pursuant to the provisions of the Companies Acts and the Prospectus (Directive 2003/71/EC) Regulations 2005;

3.7                                 that as at the time of the issuance of the Shares, such issuance (i) does not and will not contravene the laws of any jurisdiction outside Ireland; (ii) does not and will not result in any contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject; and (iii) is not and will not be illegal or unenforceable by virtue of the laws of any jurisdiction outside Ireland;

Authenticity and bona fides

3.8                                 the truth, completeness, accuracy and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.9                                 where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.10                           that the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.11                           that the copies provided to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.12                           that each of the Documents is up-to-date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Documents has been amended, varied, revoked or superseded in any respect;

Accuracy of searches and warranties

3.13                           the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered.  In this connection, it should be noted that the matters disclosed in such searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for and that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.14                           that there has been no alteration in the status or condition of the Company as disclosed by the searches referred to in paragraph 1.5 above.

3.15                           the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents at the time they were made and at all times thereafter;

Solvency and Insolvency

3.16                           that (i) the Company is as at the date of this Opinion able to pay its debts as they fall due within the meaning of section 214 of the Companies Act 1963 of Ireland and section 2 of the Companies Act 1990 of Ireland; (ii) the Company will not as a consequence of doing any act or thing which any of the Documents contemplates, permits or requires the Company to do, be unable to pay its debts within the meaning of such sections; and (iii) no receiver, liquidator or examiner or other similar officer has been appointed in relation to the Company or any “related company” within the meaning of the Companies Act 1990 ( a “Related Company”) or any of its or their assets or undertakings; (iv) no petition for the making or a winding-up order or the appointment of an examiner or any similar officer has been presented in relation to the Company or any Related Company; and (v) no insolvency proceedings or analogous proceedings have been opened or been requested to be opened in relation to the Company or any Related Company in Ireland or elsewhere;

3.17                           that as at the time of the issuance of the Shares, no proceedings shall have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issue of any Shares would not be contrary to any state, governmental, court or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement outside of Ireland;

Commercial Benefit

3.18                           that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interests and for their respective corporate benefit;

Financial Assistance

3.19                           the Company is not, by entering into the Documents or performing its obligations thereunder, providing financial assistance in connection with a purchase or subscription of its shares for the purpose of or which would be prohibited by Section 60 of the Companies Act 1963.

4.                                       Disclosure

This Opinion is addressed to the Company in connection with the registration of the Shares with the SEC and is addressed to the law firm Gibson, Dunn & Crutcher LLP solely for the purposes of the opinion to be addressed to the Company by the law firm Gibson, Dunn & Crutcher LLP. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act.

5.                                      No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully,

ARTHUR COX

SCHEDULE

Documents

1.                                       A copy of the form of the Registration Statement on Form S-1 to be filed by the Company with the SEC.

2.                                       A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 8 December 2009.

3.                                       A certified copy of the written resolution of the board of directors of the Company, dated 25 January 2011, approving inter alia the Rights Offering, the filing of the Registration Statement and specifying the terms and conditions applicable to the Preferred Shares, the issue of the Preferred Shares and the Ordinary Shares issuable upon conversion of the Preferred Shares.

4.                                       A copy of the Certificate of Incorporation of the Company dated 20th October 2009.

5.                                       A copy of the Headroom Certificate of the Company dated and executed  •.

6.                                       A copy of the certificate of designation with respect to the powers, preferences and relatives, optional and other special rights of Series A Preference Shares and Series B Preference Shares of the Company, effective 25 January 2011 (the “First Certificate of Designation”) and a copy of the certificate of designation with respect to the amended powers, preferences and relatives, optional and other special rights of Series A Preference Shares of the Company, effective 7 February 2011 (collectively, the “Certificates of Designation”).

7.                                       A copy of the unanimous written resolution of the board of directors of the Company, dated 7 February 2011 approving certain amendments to the First Certificate of Designation and changes to the rights attaching to the Preferred Shares.